Exhibit 4.16.1

Certain portions of this exhibit (indicated by “[***]”) have been omitted in compliance with Regulation S-K Item 601(b)(10)(iv) as the Company determined the omitted information (i) is not material and (ii) is the type that the Company customarily and actually treats as private or confidential.

OMNIBUS AMENDMENT AND PARTIAL RELEASE AGREEMENT

This Omnibus Amendment and Partial Release Agreement, dated as of December 22, 2025

(this “Agreement”), is entered into by and among Agenus, Inc., a Delaware corporation (“Company”), Agenus Royalty Fund, LLC, a Delaware limited liability company (“Royalty Fund”), Agenus Holdings 2024, LLC, a Delaware limited liability company (“Product Sub”, and together with Royalty Fund and the Company, the “Seller Parties”), and Ligand Pharmaceuticals Incorporated, a Delaware corporation (“Purchaser”).

WHEREAS, the Seller Parties and Purchaser are parties to that certain Purchase and Sale Agreement, dated as of May 6, 2024 (the “Purchase Agreement”).

WHEREAS, in connection with the Purchase Agreement, (i) the Company, Royalty Fund and Purchaser entered into that certain Security Agreement, dated as of May 29, 2024 (the “Security Agreement”), pursuant to which, among other things, the Company granted to Purchaser a security interest in and to the Collateral (as defined in the Security Agreement) and (ii) on May 6, 2024, the Company issued to Purchaser that certain Warrant No A-1 to purchase shares of the Company’s common stock (the “Warrant”);

WHEREAS, the Company has requested that Purchaser release its liens on the assets described on Exhibit A hereto (the “Released Assets”);

WHEREAS, in connection with such release, the Seller Parties and the Purchaser have agreed to make certain amendments to the Purchase Agreement and the Warrant.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller Parties and Purchaser hereby agree as follows:

1.
Lien Release. Purchaser, without recourse, representation or warranty, and at the Company’s sole cost and expense, hereby releases all of its right, title and interest in and to the Released Assets.
2.
Representations and Warranties.

a. Seller Parties. The Seller Parties, jointly and severally, hereby make each of the following representations and warranties to Purchaser as of the date hereof:

(i)
The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder has been duly authorized by all necessary corporate action on the part of the Company.

(ii)
Royalty Fund has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Royalty Fund of its obligations hereunder have been duly authorized by all necessary limited liability company action on the part of Royalty Fund.
(iii)
Product Sub has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Product Sub of its obligations hereunder have been duly authorized by all necessary limited liability company action on the part of Product Sub.
(iv)
This Agreement has been duly executed and delivered by an authorized officer of the Seller Parties.
(v)
This Agreement constitutes the legal, valid and binding obligation of the Seller Parties, enforceable against the Seller Parties in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

b. Purchaser. Purchaser hereby represents and warrants to the Seller Parties as follows:

(i)
Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder has been duly authorized by Purchaser.
(ii)
This Agreement has been duly executed and delivered by Purchaser.
(iii)
This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and general equitable principles
3.
Amendment to the Warrant. The introductory paragraph of the Warrant preceding Section 1 of the Warrant is hereby amended to replace “$17.30” with “$7.50”.
4.
Amendments to the Purchase Agreement.

a. Definitions. The definition of “Applicable Percentage” is hereby amended to add the word “Annual” in front of Net Sales, as illustrated below in bold. “Applicable Percentage” means, for each product specified below, prior to the occurrence of the Step-Down Event, the factor set forth below:

Exhibit 4.16.1

Product	Receivable	Applicable Percentage
Licensed Products	Covered License Milestones	31.875%
	Covered License Royalties	18.75%
Company Products	Annual Net Sales up to $[***]	2.625% (“Base Rate”)
	Annual Net Sales between $[***] and $[***]	25% of the Base Rate
	Annual Net Sales in excess of $[***]	0%

and from and after the occurrence of the Step-Down Event, the factor set forth below:

Product	Receivable	Applicable Percentage
Licensed Products	Covered License Milestones	15.9375%
	Covered License Royalties	9.375%
Company Products	Annual Net Sales up to $[***]	1.3125% (“Step-Down Base Rate”)
	Annual Net Sales between $[***] and $[***]	25% of the Step-Down Base Rate
	Annual Net Sales in excess of $[***]	0%

provided, however, that

(x)
if the First Commercial Sale of the Company Product has not occurred by [***], the Base Rate and Step-Down Base Rate with respect to Annual Net Sales in the United States shall increase to [***]% and [***]%, respectively;
(y)
if the Company has not entered into an [***] in accordance with Section 5.16 [***] or consummated or effected a Change of Control permitted by Section 5.14 by [***], the Applicable Percentage with respect to Annual Net Sales between $[***] and $[***] shall, subject to clause (z) below, equal the Base Rate or StepDown Base Rate, as applicable, and
(z)
if by [***] two distinct Licensed Products have received Regulatory Approval from the FDA, the Applicable Percentage with respect to annual Net Sales between $[***] and $[***] shall

[***]% of the Base Rate or the Step-Down Base Rate, as applicable. For the avoidance of doubt, the two distinct Licensed Products referenced in the preceding sentence must be (i) [***].

b. Article V. Article V of the Purchase Agreement is hereby amended by adding the following Section 5.23.

Section 5.23. Certain Transactions. The Seller Parties agree that if the Seller Parties Dispose of that certain real property located in Vacaville, California, then the Seller Parties shall pay (or cause to be paid) to Purchaser an amount equal to 20% of the net proceeds of such Disposition (i.e., proceeds net of any closing costs, fees and payment in full of any mortgage and other debt on the real property).

5.
Expenses. The Seller Parties agree to pay Purchaser upon demand the amount of any and all documented, reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel, that Purchaser may reasonably incur in connection with this Agreement.
6.
Miscellaneous.
a.
No Other Amendments. Except as set forth herein, this Agreement shall not be deemed to amend, waive or alter any other provisions of the Warrant or the Purchase Agreement, and the Warrant and the Purchase Agreement shall continue in full force and effect in accordance with their respective terms, as amended hereby.
b.
The provisions of Article X (Miscellaneous) of the Purchase Agreement are incorporated herein, mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first written above.

SELLER PARTIES:

AGENUS, INC., a Delaware Corporation

By: /s/ Garo H. Armen

Name: Garo H. Armen, PhD

Title: Chairman and Chief Executive Officer

AGENUS ROYALTY FUND, LLC, a Delaware

limited liability company

By: /s/ Garo H. Armen

Name: Garo H. Armen, PhD

Title: President

AGENUS HOLDINGS 2024, LLC, a Delaware limited liability company

By: /s/ Garo H. Armen

Name: Garo H. Armen, PhD

Title: President

PURCHASER:

LIGAND PHARMACEUTICALS INCORPORATED

By: _/s/ Todd Davis

Name: Todd Davis

Title: Chief Executive Officer

Exhibit A

Released Assets

- The equipment, inventory and other personal property located at 901 Heinz Avenue, Berkley, CA 94710 and/or 6455 Christie Avenue, Emeryville CA 94608 which are Purchased Assets, as such term is defined in that certain Asset Purchase Agreement, dated as of June 3, 2025, by and among the Grantor, Agenus West, LLC and Zylidac Bio LLC, a limited liability company organized under the laws of the State of Delaware (as assignee of Zydus Pharmaceuticals (USA) Inc.).